SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Storage, USA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Storage USA, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Storage USA, Inc.
Commission File No.: 001-12910

On January 18, 2002, Storage USA sent the following communication to its employees:

From:	Human Resources Department
Sent:	Friday, January 18, 2002 8:36 AM
To:	EVERYONE W/FACILITIES
Subject:	Press Release of January 17, 2002

Per our commitment to share information with you as it becomes available, attached is a copy of the most recent press release regarding the transaction between Storage USA and Security Capital Group Incorporated. We will continue to keep you updated as information becomes available.

<<Jan17pdf.pdf>>

You will need Adobe Acrobat Reader in order to open this file. Attached is a link to a downloadable version of Adobe Acrobat Reader, in case you need it: <http://www.adobe.com/products/acrobat/readstep2.html

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Storage USA plans to file with the Securities and Exchange Commission and mail a proxy statement to our stockholders containing information about the proposed transaction. We also plan to file with the SEC a statement on Schedule 13E-3 in connection with the proposed transaction. Investors and securityholders of Storage USA should read the proxy statement and the Schedule 13E-3 carefully when they become available because they will contain important information about the proposed transaction, the persons soliciting proxies related to the proposed transaction, their interests in the proposed transaction, and related matters. Investors and securityholders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents filed by Storage USA (when available) at the Securities and Exchange Commission’s Website at www.sec.gov <http://www.sec.gov> .

     Free copies of the proxy statement and the Schedule 13E-3 will also be available to investors and securityholders from Storage USA by directing such requests to the attention of Christopher P. Marr, Chief Financial Officer, Storage USA, Inc., 175 Toyota Plaza, Suite 700, Memphis, TN 38103.

Storage USA, its directors, executive officers and certain other members of management and employees may solicit proxies from Storage USA’s stockholders in favor of the proposed transaction. As of the date of this communication, the officers and directors of Storage USA each beneficially owns less than 1% of the outstanding common stock of Storage USA, with the exception that Mr. Jernigan beneficially owns approximately 1.78%.

The following press release was attached to the employee communication:

News Release

Contact:

William R. (Todd) Fowler

Frances W. Josephic
Security Capital Group Incorporated
(800) 988-4304

SECURITY CAPITAL AGREES TO INCREASE CONSIDERATION PAYABLE TO STORAGE USA SHAREHOLDERS TO $42.50 PER SHARE AS PART OF SETTLEMENT OF CLASS ACTION LITIGATION

CHICAGO, Illinois (January 17, 2002) – Security Capital Group Incorporated (NYSE: SCZ) announced today that it and Storage USA, Inc. (NYSE: SUS) have reached an agreement in principle to settle the seven putative class action lawsuits filed on or about November 6 and 8, 2001 by alleged shareholders of Storage USA against each of Storage USA’s directors and Security Capital in connection with the announced acquisition of Storage USA by Security Capital. As a condition to the settlement, Security Capital has agreed to increase the amount per share that the shareholders of Storage USA would receive in the transaction from $42.00 to $42.50. Holders of units of limited partnership in Storage USA’s operating partnership, SUSA Partnership, L.P., would also be entitled to receive the increased consideration in the transaction with respect to each unit held by them, if they do not elect to continue as limited partners of the operating partnership. The settlement is subject to a number of conditions, including court approval and consummation of the acquisition by Security Capital. However, regardless of whether court approval of the settlement shall have been obtained prior to the consummation of the acquisition, the increased price to be paid by Security Capital will apply if the acquisition is consummated. Other than the increase in the per share consideration to be received by Storage USA shareholders and the operating partnership’s limited partners in the transaction with Security Capital, the other terms of the agreement governing that transaction remain unchanged, including Storage USA’s right to seek alternative superior transactions during a solicitation period ending on January 19, 2002.

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Storage USA is expected to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction and Storage USA and Security Capital is expected to file with the SEC a Statement on Schedule 13E-3 (the “13E-3 Statement”) in connection with the transaction. The Proxy Statement and the 13E-3 Statement (collectively, the “Disclosure Statements”) will contain important information about Storage USA and Security Capital, the transaction and related matters. Investors and security holders are urged to read the Disclosure Statements carefully when they are available.

Investors and security holders will be able to obtain free copies of the Disclosure Statements and other documents filed with the SEC by Storage USA and Security Capital through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement or the 13E-3 Statement from Storage USA by contacting Christopher P. Marr at (901) 252-2000, and free copies of the 13E-3 Statement from Security Capital by contacting Frances W. Josephic at (505) 820-8209.

Security Capital and its directors and executive officers may be deemed to be participants in Storage USA’s solicitation of proxies in respect of the transactions contemplated by the purchase agreement. Information regarding Security Capital’s directors’ and executive officers’ ownership of Storage USA’s common stock is contained in Security Capital’s proxy statement dated April 12, 2001, which is filed with the SEC. As of January 8, 2002, not including shares owned directly or indirectly by Security Capital, Security Capital’s directors and executive officers beneficially owned 30,426 shares of Storage USA’s common stock. A more complete description will be available in the Disclosure Statements.

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This press release does not constitute an offer to sell or the solicitation of an offer to buy with respect to an offering to the limited partners of SUSA Partnership, L.P. of the opportunity to remain limited partners of SUSA Partnership, L.P. following the consummation of the transactions contemplated by the purchase agreement between Storage USA and Security Capital. Any securities offered to such limited partners will not be registered under the Securities Act of 1933, as amended, and may not be sold or offered, nor may any solicitation of an offer to buy such securities be made, in the United States absent registration or an applicable exemption from registration requirements, and any such offer, solicitation or sale may not be made in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or pursuant to an exemption from such registration or qualification.

This press release contains certain statements that are neither reported financial results nor other historical information. These forward-looking statements reflect the current views of Security Capital with respect to future events and are not guarantees of future performance. Because these forward-looking statements are subject to risks and uncertainties, actual future results may differ materially from those expressed in or implied by the statements. Many of these risks and uncertainties relate to factors that are beyond the company’s ability to control or estimate precisely, such as future market conditions, the behavior of other market participants, the actions of governmental regulators and other risk factors detailed in Security Capital’s reports filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.